Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 1, 2023 (the “Closing Date”), Evertec, Inc. (the “Company” or “Evertec”) completed its previously announced acquisition of Sinqia, S.A. (“Sinqia”). Pursuant to the terms of the Merger Agreement and Other Covenants, dated as of July 20, 2023 (the “Merger Agreement”), by and among Evertec Brasil Informática S.A, a wholly-owned subsidiary of Evertec (“Evertec BR”) and Sinqia, on the Closing Date, Sinqia merged with and into Evertec, and Sinqia continued as a wholly owned subsidiary of Evertec BR, as further described in Note 1, Description of the Acquisition and Basis of Presentation.

The unaudited pro forma condensed combined financial information was based on and should be read in conjunction with:
•	The accompanying notes to the unaudited pro forma condensed combined financial information;
•
Evertec’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2022, included in Evertec’s Annual Report on Form 10-K for the year ended December 31, 2022;

•
Evertec’s unaudited consolidated financial statements and related notes as of and for the nine months ended September 30, 2023, included in Evertec’s Quarterly Report on Form 10-Q for the period ended September 30, 2023;

•	Sinqia’s audited consolidated financial statements and related notes as of and for the fiscal year ended December 31, 2022, included in Sinqia’s Annual Report for the year ended December 31, 2022; and
•
Sinqia’s unaudited consolidated financial statements and related notes as of and for the nine months ended September 30, 2023, included in Sinqia’s Quarterly Report for the period ended September 30, 2023.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, gives effect to the acquisition as if it occurred or had become effective September 30, 2023. The unaudited pro forma condensed combined statements of income for the nine-month period ended September 30, 2023, and the year ended December 31, 2022, give the effect to the acquisition as if it occurred or had become effective on January 1, 2022.  Further information is provided in Note 1 to this unaudited pro forma condensed combined pro forma financial information.

The following unaudited pro forma condensed combined financial information and related notes has been prepared in accordance with Article 11 of Regulation S-X as amended by the Final Rule, Release No. 33-10786, to give the effect to the following:

•
Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations (“ASC 805”) where certain assets and liabilities of Sinqia will be recorded by Evertec at their respective fair values as of the date the acquisition was completed;

•	Adjustments to conform the financial statement presentation of Sinqia to those of Evertec, based upon a preliminary assessment by Evertec;
•	Adjustments to reflect the following financing transactions and other adjustments:
o	additional Term A Loan commitments amounting to $60.0 million;
o	a new tranche of incremental Term B Loan commitments in the amount of $600.0 million;
•	Adjustments to reflect transaction costs in connection with the acquisition.

The pro forma adjustments are based upon currently available information and certain assumptions that Evertec’s management believes are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. This unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only.

The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed by Sinqia based on Evertec management’s best estimate of fair value. The final purchase price allocation may vary based on final valuations and analyses of the fair value of the acquired assets and assumed liabilities. The actual results of Sinqia for periods subsequent to September 30, 2023, may result in material differences to the pro forma results had they been prepared on the basis of subsequent periods. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2023
($ in 000's)

	Evertec, Inc. Historical	Sinqia S.A. Historical Reclassed (Note 2)	U.S. GAAP Conversion and Accounting Policy Adjustments	(Note 2)	Transaction Accounting Adjustments	(Note 4)	Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$177,821	$43,985	$-		$135,812	(a) (e) (i)	$357,618
Restricted cash	20,607	-	-		-		20,607
Accounts receivable, net	115,779	11,290	-		-		127,069
Settlement assets	34,771	-	-		-		34,771
Prepaid expenses and other assets	53,373	11,060	1,636	(c)	2,248	(j)	68,317
Total current assets	$402,351	$66,335	$1,636		$138,060		$608,382
Debt securities available-for-sale, at fair value	2,079	-	-		-		2,079
Equity securities, at fair value	25,992	-	-		(25,992)	(d)	-
Investment in equity investee	20,011	-	-		-		20,011
Other investments	-	8,868	-		-		8,868
Property and equipment, net	56,957	8,451	(4,721)	(a)	-		60,687
Operating lease right-of-use asset	12,523	-	4,171	(a)	-		16,694
Goodwill	434,496	128,492	-		132,010	(c)	694,998
Other intangible assets, net	220,240	86,523	(10,483)	(a) (c)	212,205	(b)	508,485
Deferred tax asset	18,280	23,515	-		832	(k)	42,627
Derivative asset	11,492	3,839	(3,839)	(b)	-		11,492
Net investment in leases	-	-	-		-		-
Other long-term assets	17,039	762	-		-		17,801
Total assets	$1,221,460	$326,785	$(13,236)		$457,115		$1,992,124

Liabilities, redeemable non-controlling interests and stockholders’ equity
Current Liabilities:
Accrued liabilities	91,310	45,934	-		13,169	(e) (f)	150,413
Accounts payable	52,403	1,874	-		-		54,277
Contract liability	14,428	1,877	-		5,555	(j)	21,860
Income tax payable	958	1,683	-		(958)	(k)	1,683
Current portion of long-term debt	20,750	10,415	-		(10,416)	(e)	20,749
Short-term borrowings	6,000	-	-		-		6,000
Current portion of operating lease liability	5,979	5,754	(4,156)	(a)	-		7,577
Settlement liabilities	27,684	-	-		-		27,684
Foreign currency swap liability	29,225	-	-		(29,225)	(i)	-
Total current liabilities	$248,737	$67,537	$(4,156)		$(21,875)		$290,243
Long-term debt	374,656	59,407	-		581,739	(e)	1,015,802
Deferred tax liability	10,828	5,891	-		(5,891)	(k)	10,828
Contract liability - long term	34,062	-	-		-		34,062
Operating lease liability - long term	7,045	8,869	(5,872)	(a)	-		10,042
Put option on non-controlling interest	-	34,334	(34,334)	(b)	-		-
Other long-term liabilities	9,783	15,400	-		(455)	(g)	24,728
Total liabilities	$685,111	$191,438	$(44,362)		$553,518		$1,385,705

Commitments and contingencies

Redeemable non-controlling interests	-	-	36,539	(b)	2,997	(h)	39,536

Stockholders’ Equity
Preferred stock, par value $0.01	$-	$-	$-		$-		$-
Common stock, $0.01 par value	646	154,619	-		(116,722)	(f)	38,543
Additional paid-in capital	4,403	6,432	-		(6,432)	(f)	4,403
Transactions with non-controlling shareholders	-	(27,246)	-		27,246	(f)	-
Accumulated earnings	530,714	(4,502)	631	(a)	(3,492)	(e) (f) (k)	523,351
Accumulated other comprehensive loss, net of tax	(3,352)	-	-		-		(3,352)
Total stockholders’ equity	$532,411	$129,303	$631		$(99,400)		$562,945
Non-controlling interest	3,938	6,044	(6,044)	(b)	-		3,938
Total equity	$536,349	$135,347	$(5,413)		$(99,400)		$566,883
Total liabilities, redeemable non-controlling interests and equity	$1,221,460	$326,785	$(13,236)		$457,115		$1,992,124

See the accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For The Nine Months Ended September 30, 2023
($ in 000’s, except share and per share data)

	Evertec, Inc. Historical	Sinqia, S.A. Historical Reclassed (Note 2)	U.S. GAAP Conversion and Accounting Policy Adjustments	(Note 2)	Transaction Accounting Adjustments	(Note 5)	Pro Forma Combined
Revenues	$500,088	$100,559	$-		$(2,234)	(g)	$598,413

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization	238,149	56,737	2,224	(c)	-		297,110
Selling, general and administrative expenses	83,834	22,341	3,493	(a)	1,059	(b)	110,727
Depreciation and amortization	63,680	14,822	(5,190)	(a) (c)	6,217	(a)	79,529
Total operating costs and expenses	385,663	93,900	527		7,276		487,366
Income from operations	114,425	6,659	(527)		(9,510)		111,047
Non-operating income (expenses)
Interest income	5,162	-	-		-		5,162
Interest expense	(16,992)	(8,190)	751	(a)	(39,605)	(c)	(64,036)
Loss on foreign currency remeasurement	(7,337)	-	-		-		(7,337)
Loss on foreign currency swap	(29,225)	-	-		-		(29,225)
Earnings of equity method investment	3,828	-	-		-		3,828
Other income (expenses), net	2,754	(1,535)	3,571	(a) (b)	(104)	(d)	4,686
Total non-operating (expenses) income	(41,810)	(9,725)	4,322		(39,709)		(86,922)
Income before income taxes	72,615	(3,066)	3,795		(49,219)		24,125
Income tax (benefit) expense	4,546	350	-		(14,987)	(g) (i)	(10,091)
Net income	68,069	(3,416)	3,795		(34,232)		34,216
Less: Net (loss) income attributable to non-controlling interest	(174)	1,106	(1,106)		-		(174)
Less: Net income attributable to redeemable non-controlling interests	-	-	1,106	(b)	-		1,106
Net income attributable to common stockholders	$68,243	$(4,522)	$3,795		$(34,232)		$33,284

Weighted averages shares outstanding – basic	64,886,551						66,051,143
Weighted averages shares outstanding – diluted	65,705,596						66,870,188
Net income per common share – basic attributable to common stockholders	$1.05					(h)	$0.50
Net income per common share – diluted attributable to common stockholders	$1.04					(h)	$0.50

See the accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2022
($ in 000’s, except share and per share data)

	Evertec, Inc. Historical	Sinqia, S.A. Historical Reclassed (Note 2)	U.S. GAAP Conversion and Accounting Policy Adjustments	(Note 2)	Transaction Accounting Adjustments	(Note 5)	Pro Forma Combined
Revenues	$618,409	$119,356	$-		$(2,717)	(g)	$735,048

Operating costs and expenses:
Cost of revenues, exclusive of depreciation and amortization	292,621	66,126	2,222	(c)	-		360,969
Selling, general and administrative expenses	89,770	22,982	3,494	(a)	14,487	(b)	130,733
Depreciation and amortization	78,618	18,418	(5,359)	(a) (c)	9,542	(a)	101,219
Total operating costs and expenses	461,009	107,526	357		24,029		592,921
Income from operations	157,400	11,830	(357)		(26,746)		142,127
Non-operating income (expenses):
Interest income	3,121	245	-		-		3,366
Interest expense	(24,772)	(8,406)	778	(a)	(56,325)	(c)	(88,725)
Gain on sale of a business	135,642	-	-		-		135,642
(Loss) gain on foreign currency remeasurement	(7,645)	-	-		-		(7,645)
Earnings of equity method investment	2,968	-	-		-		2,968
Other income	1,138	2,746	58	(b)	4,949	(e) (f)	8,891
Total non-operating income (expenses)	$110,452	$(5,415)	$836		$(51,376)		$54,497
Income before income taxes	267,852	6,415	479		(78,122)		196,624
Income tax expense	28,983	3,015	-		(26,040)	(g) (i)	5,958
Net income	238,869	3,400	479		(52,082)		190,666
Less: Net (loss) income attributable to non-controlling interest	(140)	150	(150)		-		(140)
Less: Net income attributable to redeemable non-controlling interests	-	-	150	(b)	-		150
Net income attributable to common stockholders	$239,009	$3,250	$479		$(52,082)		$190,656

Weighted average shares outstanding – basic	68,701,434						69,866,026
Weighted average shares outstanding – diluted	69,312,717						70,477,309
Net income per common share – basic attributable to common stockholders	$3.48					(h)	$2.73
Net income per common share – diluted attributable to common stockholders	$3.45					(h)	$2.71

See the accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Description of the Acquisition and Basis of Presentation

The Acquisition

On July 20, 2023, Evertec, Inc. announced the acquisition of Sinqia through a merger agreement (the “Transaction”). Upon closing of the Transaction, each common share of Sinqia was exchanged for (a) one class A mandatorily redeemable preferred share issued by Evertec BR and (b) one class B mandatorily redeemable preferred share of Evertec BR (“Evertec BR Shares”).  Immediately upon receipt of the Evertec BR Shares, each shareholder of Sinqia received (1) R$24.47 plus, a SELIC (Sistema Especial de Liquidação e Custodia – which is a weighted average interest rate collateralized by Brazilian federal government securities)  adjustment of R$0.98, for a total of R$25.45 per share and (2) Brazilian Depository Receipts (“BDRs”) representing 0.014354 shares of Evertec common stock.  Prior to the closing of the Transaction, the Company purchased 4.8 million shares of Sinqia in the open market for $26.5 million.  The Company classified its investment in Sinqia as an equity investment under Accounting Standards Codification 321, Investments in Equity Securities (“ASC 321”), and recorded this investment at fair value in Equity Securities on the Company’s Balance Sheet. The acquisition was finalized with an aggregate purchase price of $474.2 million, consisting of $410.3 million in cash and 1.2 million in Evertec shares valued at $37.9 million final consideration transferred, and a fair value of $26.0 million in previously held interest in Sinqia shares.

Evertec obtained debt financing commitments to acquire Sinqia, and pay related fees and expenses. In connection with the closing of the Transaction, on October 30, 2023, Evertec entered into a first amendment to the existing credit agreement dated as of December 1, 2022. Under this amendment, existing lenders under the Term A Loan provided additional commitments amounting to $60.0 million and a syndicate of financial institutions and other lenders provided a new tranche of Term B Loan commitments in the amount of $600.0 million. The unaudited pro forma condensed combined financial information includes certain financing adjustments related to the issuances of these commitments. The interest rate on the additional Term A Loan is consistent with the existing credit agreement, while the interest rate on the new Term B Loan is based on SOFR plus 3.5% for SOFR loans and 2.5% for base rate loans. The proceeds of such financing have been used to finance part of the cash consideration paid to current shareholders of Sinqia as well as for repayment of Sinqia’s and its subsidiaries’ existing indebtedness and to settle transaction-related fees and expenses.

Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The unaudited pro forma condensed combined financial statements have been prepared by Evertec’s management for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations that would have been realized had the Transaction occurred on the dates indicated, nor are they meant to be indicative of any future consolidated financial position or future results of operations of the combined entity.

The unaudited pro forma financial information has been derived from the financial statements of Sinqia and Evertec after giving pro forma effect to the Transaction. Evertec historical financial statements were prepared in accordance with U.S. GAAP and utilizes a USD reporting currency.  Sinqia’s financial statements are presented in accordance with International Financial Reporting Standards (“IFRS”) and utilizes Brazilian Real (“Reais”) as the reporting currency.  As such, for the purpose of the unaudited pro forma condensed combined financial information, the historical financial information of Sinqia has been (i) translated from Reais to U.S. Dollars, (ii) converted from IFRS to U.S. GAAP and (iii) conformed to Evertec’s accounting policies. These conversion and adjustments are further described in Note 2.  The conversion from IFRS to U.S. GAAP and accounting policy conformation was based on preliminary information available to Evertec at the time of preparation of this pro forma financial information. Evertec is currently in the process of evaluating Sinqia’s accounting policies, and as a result of that review, additional differences may be identified that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information between the accounting policies.

The unaudited pro forma condensed combined balance sheet, as of September 30, 2023, the unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2023, and the unaudited pro forma condensed combined statement of income for the year ended December 31, 2022, presented herein, are based on the historical financial statements of Evertec and Sinqia.

●
The unaudited pro forma condensed combined balance sheet as of September 30, 2023, is presented as if Evertec’s acquisition of Sinqia had occurred on September 30, 2023, and combines the historical balance sheet of Evertec as of September 30, 2023, with the historical balance sheet of Sinqia as of September 30, 2023.

●
The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2023, has been prepared as if the Transaction had occurred on January 1, 2022, and combines Evertec’s historical statement of income for the nine months ended September 30, 2023, with Sinqia’s historical statement of profit or loss for the nine months ended September 30, 2023.

●
The unaudited pro forma condensed combined statement of income for the year ended December 31, 2022, has been prepared as if the Transaction had occurred on January 1, 2022, and combines Evertec’s historical statement of income for the fiscal year ended December 31, 2022, with Sinqia’s historical statement of profit or loss for the fiscal year ended December 31, 2022.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with  ASC 805,  with Evertec as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical financial statements of Evertec and Sinqia. Under ASC 805, generally all assets acquired, and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of the aggregate of the consideration transferred, the fair value of any non-controlling interest in the acquiree, and the previously held equity interest in the acquiree over the acquisition date amounts of identifiable assets acquired and liabilities assumed, if any, is allocated to goodwill.

The valuations of the assets acquired and liabilities assumed are preliminary and have not yet been finalized as of the date of this filing.  The purchase price allocations are preliminary and subject to change, including the valuation, intangibles, income taxes and goodwill, among other items.  The final purchase price allocation may be materially different than the preliminary purchase price allocation presented in the unaudited pro forma combined financial information.  Any changes in the fair values of the net assets or aggregate consideration transferred as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase price allocation to goodwill and other assets and liabilities and may impact the combined company’s balance sheet and statement of income.  As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dyssynergies, operating efficiencies, or cost savings that may result from the Transaction or any acquisition and integration costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that Evertec believes are reasonable under the circumstances.

Note 2 – Foreign Currency Translation, Reclassification Adjustments and U.S. GAAP Conversion and Accounting Policy Adjustments

Foreign Currency Translation

The consolidated financial statements of Sinqia were prepared in accordance with IFRS and reported in Reais. The historical combined financial information of Sinqia has been translated into U.S. Dollars in the tables below. The amounts included in the table below may differ slightly from the historical financial statements of Sinqia due to rounding.

USD/BRL
Spot rate as of September 30, 2023	0.1987
Average exchange rate for the nine months ended September 30, 2023	0.1996
Average exchange rate for the year ended December 31, 2022	0.1936

(in 000’s)	Sinqia, S.A. Historical As of September 30, 2023 (unaudited) (BRL)	Sinqia, S.A. Historical Translated As of September 30, 2023 (unaudited) (USD)
Assets
Current Assets:
Cash and cash equivalents	$147,619	$29,333
Short-term investments	84,651	16,821
Trade receivables	56,815	11,290
Prepaid expenses	3,370	670
Recoverable taxes and contributions	9,127	1,814
Other receivables	5,868	1,166
Total current assets	$307,450	$61,094
Recoverable taxes and contributions	3,712	738
Financial assets	90,326	17,948
Escrow deposits	122	24
Deferred income tax and social contribution	88,691	17,624
Property and equipment	42,528	8,451
Intangible assets	1,082,066	215,015
Total noncurrent assets	1,307,445	259,800
Total assets	$1,614,895	$320,894
Liabilities and stockholders’ equity
Current liabilities:
Debentures	52,416	10,415
Leases	28,959	5,754
Suppliers and service providers	8,425	1,674
Advances from customers	9,445	1,877
Payroll and related taxes	57,503	11,426
Profit for distribution	541	108
Taxes payable	8,468	1,683
Payables for investment acquisition	48,195	9,577
Other payables	456	92
Total current liabilities	$214,408	$42,606
Debentures	298,966	59,407
Leases	44,631	8,869
Taxes payable	237	47
Provision for legal claims	125,468	24,931
Payables for investment acquisition	77,266	15,353
Put option on non-controlling interest	172,788	34,334
Total liabilities	$933,764	$185,547
Capital	813,303	161,610
Treasury shares	(35,184)	(6,991)
Shares issuance costs	(48,890)	(9,715)
Transactions with non-controlling shareholders	(137,117)	(27,246)
Capital reserve	22,251	4,421
Earnings reserves	59,010	11,726
Loss for the period	(22,656)	(4,502)
Total controlling stockholders’ equity	$650,717	$129,303
Non-controlling interests	30,414	6,044
Total stockholders’ equity	681,131	135,347
Total liabilities and stockholders’ equity	$1,614,895	$320,894

(in 000’s) except per share data	Sinqia, S.A. Historical Nine Months Ended September 30, 2023 (unaudited) (BRL)	Sinqia, S.A. Historical Translated Nine Months Ended September 30, 2023 (unaudited) (USD)
Net Revenues	$503,739	$100,559
Cost of services	(293,693)	(58,629)
Gross profit	210,046	41,930
General, administrative and selling expenses	(176,688)	(35,271)
Operating income (loss) before financial income (costs)	33,358	6,659
Financial income (costs), net	(48,718)	(9,725)
Profit (Loss) before income tax and social contribution	(15,360)	(3,066)
Current income tax and social contribution	(11,983)	(2,392)
Deferred income tax and social contribution	10,228	2,042
Profit (loss) for the period	$(17,115)	$(3,416)
Attributable to:
Company’s owners	(22,656)	(4,522)
Non-controlling interest	5,541	1,106
Earnings per share attributed to Sinqia’s shareholders
Basic earnings (loss) per share	$(0.268)	$(0.053)
Diluted earnings (loss) per share	$(0.268)	$(0.053)

(in 000’s) except per share data	Sinqia, S.A. Historical Year Ended December 31, 2022 (BRL)	Sinqia, S.A. Historical Translated Year Ended December 31, 2022 (USD)
Net operating income	$616,472	$119,356
Cost of services provided	(353,524)	(68,446)
Gross profit	262,948	50,910
General, administrative and selling expenses	(201,847)	(39,080)
Equity pick-up	0	-
Operating profit before financial result	61,101	11,830
Financial income (expenses), net	(27,968)	(5,415)
Profit before tax	33,133	6,415
Current income tax and social contribution	(26,375)	(5,106)
Deferred income tax and social contribution	10,798	2,091
Net income for the year	$17,556	$3,400
Attributable to:
Equity holders of the parent	16,785	3,250
Non-controlling interest	771	150
Earnings per share attributed to Sinqia’s shareholders
Basic earnings per share	$0.198	$0.038
Diluted earnings per share	$0.196	$0.038

Reclassifications

Certain reclassification adjustments have been made to conform Sinqia’s financial statements presentation to that of Evertec’s financial statement as indicated below. The reclassification adjustments to conform Sinqia’s historical financial statement presentation to Evertec’s financial statement presentation are shown below and have no impact on net assets nor net income:

(in 000’s)	Sinqia, S.A. Historical Translated As of September 30, 2023 (unaudited) (USD)	Sinqia, S.A. Reclassification Adjustments (USD)	(Notes)	Sinqia, S.A. Historical Reclassed As of September 30, 2023 (unaudited) (USD)
Assets
Current Assets:
Cash and cash equivalents	$29,333	$14,652	(a)	$43,985
Short-term investments	16,821	(16,821)	(a)	-
Accounts receivable, net	-	11,290	(b)	11,290
Trade receivables	11,290	(11,290)	(b)	-
Prepaid expenses and other assets	-	11,060	(a) (c) (d) (e) (f)	11,060
Recoverable taxes and contributions	1,814	(1,814)	(e)	-
Prepaid expenses	670	(670)	(c)	-
Other receivables	1,166	(1,166)	(d)	-
Total current assets	$61,094	$5,241		$66,335
Property and equipment, net	-	8,451	(i)	8,451
Property and equipment	8,451	(8,451)	(i)	-
Goodwill	-	128,492	(j)	128,492
Other intangible assets, net	-	86,523	(j)	86,523
Intangible assets	215,015	(215,015)	(j)	-
Deferred tax asset	-	23,515	(h)	23,515
Deferred income tax and social contribution	17,624	(17,624)	(h)	-
Derivative asset	-	3,839	(f)	3,839
Other investments	-	8,868	(f)	8,868
Financial assets	17,948	(17,948)	(f)	-
Other long-term assets	-	762	(g)	762
Recoverable taxes and contributions	738	(738)	(g)	-
Escrow deposits	24	(24)	(g)	-
Total assets	$320,894	$5,891		$326,785

Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	-	45,934	(o) (r) (w)	45,934
Payroll and related taxes	11,426	(11,426)	(o)	-
Payables for investment acquisition	9,577	(9,577)	(r)	-
Provision for legal claims	24,931	(24,931)	(w)	-
Accounts payable	-	1,874	(m) (p) (s)	1,874
Suppliers and service providers	1,674	(1,674)	(m)	-
Profit for distribution	108	(108)	(p)	-
Other payables	92	(92)	(s)	-
Contract liability	-	1,877	(n)	1,877
Advances from customers	1,877	(1,877)	(n)	-
Income tax payable	-	1,683	(q)	1,683
Taxes payable	1,683	(1,683)	(q)	-
Current portion of long-term debt	-	10,415	(k)	10,415
Debentures	10,415	(10,415)	(k)	-
Current portion of operating lease liability	-	5,754	(l)	5,754
Leases	5,754	(5,754)	(l)	-
Total current liabilities	$67,537	$-		$67,537
Long-term debt	-	59,407	(t)	59,407
Debentures	59,407	(59,407)	(t)	-
Deferred tax liability	-	5,891	(h)	5,891
Operating lease liability – long term	-	8,869	(u)	8,869
Leases	8,869	(8,869)	(u)	-
Put option on non-controlling interest	34,334	-		34,334
Other long-term liabilities	-	15,400	(v) (x)	15,400
Taxes payable	47	(47)	(v)	-
Payables for investment acquisition	15,353	(15,353)	(x)	-
Total liabilities	$185,547	$5,891		$191,438

Commitments and contingencies

Stockholders’ Equity
Common stock	-	154,619	(y)	154,619
Capital	161,610	(161,610)	(y)	-
Treasury shares	(6,991)	6,991	(y)	-
Additional paid-in capital	-	6,432	(z)	6,432
Shares issuance costs	(9,715)	9,715	(z)	-
Capital reserve	4,421	(4,421)	(z)	-
Earnings reserves	11,726	(11,726)	(z)	-
Transactions with non-controlling shareholders	(27,246)	-		(27,246)
Accumulated earnings	-	(4,502)	(aa)	(4,502)
Loss for the period	(4,502)	4,502	(aa)	-
Total Evertec, Inc. stockholders’ equity	$129,303	$-		$129,303
Non-controlling interest	6,044	-		6,044
Total equity	$135,347	$-		$135,347
Total liabilities and equity	$320,894	$5,891		$326,785

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023

(a)	Reclassification of Short-term investments to Cash and cash equivalents and Prepaid expenses and other assets.
(b)	Reclassification of Trade receivables to Accounts receivables, net.
(c)	Reclassification of Prepaid expenses to Prepaid expenses and other assets.
(d)	Reclassification of Other receivables to Prepaid expenses and other assets.
(e)	Reclassification of Recoverable taxes and contributions (current) to Prepaid expenses and other assets.
(f)	Reclassification of Financial assets to Prepaid expenses and other assets, Other investments and to Derivative asset.
(g)	Reclassification of Escrow deposits and Recoverable taxes and contributions (noncurrent) to Other long-term assets.
(h)	Reclassification of Deferred income tax and social contribution to Deferred tax asset and Deferred tax liability.
(i)	Reclassification of Property and equipment to Property and equipment, net.
(j)	Reclassification of Intangible assets to Other intangible assets, net and Goodwill.
(k)	Reclassification of Debentures (current) to Current portion of long-term debt.
(l)	Reclassification of Leases (current) to Current portion of operating lease liability.
(m)	Reclassification of Suppliers and service providers to Accounts payable.
(n)	Reclassification of Advances from customers to Contract liability.
(o)	Reclassification of Payroll and related taxes to Accrued liabilities.
(p)	Reclassification of Profit for distribution to Accounts payable.
(q)	Reclassification of Taxes payable (current) to Income tax payable.
(r)	Reclassification of Payables for investment acquisition (current) to Accrued liabilities.
(s)	Reclassification of Other payables to Accounts payable.
(t)	Reclassification of Debentures (noncurrent) to Long-term debt.
(u)	Reclassification of Leases (noncurrent) to Operating lease liability – long term.
(v)	Reclassification of Taxes payable (noncurrent) to Other long-term liabilities.
(w)	Reclassification of Provision for legal claims to Accrued liabilities.
(x)	Reclassification of Payables for investment acquisition (noncurrent) to Other long-term liabilities.
(y)	Reclassification of Capital and Treasury shares to Common stock
(z)	Reclassification of Shares issue costs, Capital reserve and Earnings reserves to Additional paid-in capital.
(aa)	Reclassification of Loss for the period to Accumulated earnings.

Unaudited Pro Forma Condensed Combined Statement of Income for the nine months ended September 30, 2023

(in 000’s)	Sinqia, S.A. Historical Translated (USD)	Sinqia, S.A. Reclassification Adjustments (USD)	(Notes)	Sinqia, S.A. Historical Reclassed (USD)
Revenues	$-	$100,559	(a)	$100,559
Net revenue	100,559	(100,559)	(a)	-
Operating costs and expenses:
Cost of revenues, exclusive of depreciation and amortization	-	(56,737)	(b)	(56,737)
Cost of services	(58,629)	58,629	(b)	-
Selling, general and administrative expenses	-	(22,341)	(c)	(22,341)
Depreciation and amortization	-	(14,822)	(b) (c)	(14,822)
General, administrative and selling expenses	(35,271)	35,271	(c)	-
Total operating costs and expenses	(93,900)	-		(93,900)
Income from operations	6,659	-		6,659
Non-operating income (expenses):
Interest expense	-	(8,190)	(d)	(8,190)
Other income (expense), net	-	(1,535)	(d)	(1,535)
Finance income (costs), net	(9,725)	9,725	(d)	-
Total non-operating income (expenses)	(9,725)	-		(9,725)
Income (loss) before income taxes	$(3,066)	$-		$(3,066)
Income tax (benefit) expense	-	(350)	(e)	(350)
Current income tax and social contribution	(2,392)	2,392	(e)	-
Deferred income tax and social contribution	2,042	(2,042)	(e)	-
Net income (loss)	(3,416)	-		(3,416)
Less: Net (loss) income attributable to non-controlling interest	1,106	-		1,106
Net income (loss) attributable to common stockholders	$(4,522)	$-		$(4,522)

(a)	Reclassification of Net operating income to Revenues.
(b)	Reclassification of Cost of services to Cost of revenues, exclusive of depreciation and amortization and to Depreciation and amortization.
(c)	Reclassification of General, administrative and selling expenses to Selling, general and administrative expenses and to Depreciation and amortization.
(d)	Reclassification of Financial income (costs), net to Interest expense and Other income, net.
(e)	Reclassification of Current income tax and social contribution and Deferred income tax and social contribution to Income tax expense.

Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2022

(in 000’s)	Sinqia, S.A. Historical Translated (USD)	Sinqia, S.A. Reclassification Adjustments (USD)	(Notes)	Sinqia, S.A. Historical Reclassed (USD)
Revenues	$-	$119,356	(a)	$119,356
Net operating income	119,356	(119,356)	(a)	-
Operating costs and expenses:
Cost of revenues, exclusive of depreciation and amortization	-	(66,126)	(b)	(66,126)
Cost of services provided	(68,446)	68,446	(b)	-
Selling, general and administrative expenses	-	(22,982)	(c)	(22,982)
Depreciation and amortization	-	(18,418)	(b) (c)	(18,418)
General, administrative and selling expenses	(39,080)	39,080	(c)	-
Total operating costs and expenses	(107,526)	-		(107,526)
Income from operations	11,830	-		11,830
Non-operating income (expenses):
Interest income	-	245	(d)	245
Interest expense	-	(8,406)	(d)	(8,406)
Other income	-	2,746	(d)	2,746
Finance income (expenses), net	(5,415)	5,415	(d)	-
Total non-operating income (expenses)	(5,415)	-		(5,415)
Income before income taxes	$6,415	$-		$6,415
Income tax expense	-	(3,015)	(e)	(3,015)
Current income tax and social contribution	(5,106)	5,106	(e)	-
Deferred income tax and social contribution	2,091	(2,091)	(e)	-
Net income	3,400	-		3,400
Less: Net (loss) income attributable to non-controlling interest	150	-		150
Net income attributable to common stockholders	$3,250	$-		$3,250

(a)	Reclassification of Net operating income to Revenues.
(b)	Reclassification of Cost of services provided to Cost of revenues, exclusive of depreciation and amortization and to Depreciation and amortization.
(c)	Reclassification of General, administrative and selling expenses to Selling, general and administrative expenses and to Depreciation and amortization.
(d)	Reclassification of Financial income (expenses), net to Interest income, Interest expense and Other income.
(e)	Reclassification of Current income tax and social contribution and Deferred income tax and social contribution to Income tax expense.

U.S. GAAP Conversion

Evertec’s management performed a preliminary analysis of Sinqia’s historical financial information to identify differences between IFRS to U.S. GAAP. As a result of that preliminary review, Evertec’s management identified differences in the classification of leasing contracts and non-controlling interests.

As a result of the difference in classification of leasing contracts, an adjustment was recorded to the unaudited pro forma condensed combined balance sheet. For assets, there was a decrease of $8.8 million in Other intangible assets, net, and a decrease of $4.7 million in Property and equipment, net. Conversely, Operating lease right-of-use asset increased by $4.2 million. For liabilities, there was a total decrease of $10.0 million in the combined amount of the Current portion of operating lease liability and Operating lease liability – long term. In addition, there was also an increase of $0.6 million in Accumulated earnings. Further, historical amortization expense related to the intangible asset was removed, and the creation of operating lease expense was recorded within Selling, general, and administrative expenses.

As a result of the difference in the classification of non-controlling interests, an adjustment was recorded to the unaudited pro forma combined balance sheet. Previously, Sinqia historically classified its non-controlling interest call option as a derivative asset, Put option on non-controlling interest as a financial liability and Non-controlling interests as equity. Under IFRS puttable instruments were classified as financial liabilities because the issuer does not have the unconditional right to avoid delivering cash or other financial right; however, these items are classified as mezzanine equity in accordance with ASC 480.

When Evertec’s management completes a final review of Sinqia’s historical financial information, additional differences may be identified that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

(a)	Reflects the IFRS to U.S. GAAP adjustment to convert Sinqia’s finance lease under IFRS 16 to an operating lease under ASC 842.

The following table reflects the impact of these adjustments included in the U.S. GAAP Conversion and Accounting Policy Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2023, are as follows:

(in 000’s)	Amount
Pro forma IFRS to U.S. GAAP adjustments:
Elimination of Sinqia’s historical finance lease under IFRS 16 within Property and equipment	$(4,721)
Reclassification of finance leases to Operating lease right-of-use asset	$4,171
Elimination of finance leases to Current portion of operating lease liability	$4,156
Elimination of finance leases to Operating lease liability – long term	$5,872

The following table reflects the impact of these adjustments included in the U.S. GAAP Conversion and Accounting Policy Adjustments column in the accompanying unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2023, and fiscal year ended December 31, 2022, are as follows:

(in 000’s)	For the Nine Months Ended September 30, 2023	For the Year Ended December 31, 2022
Pro forma IFRS to U.S. GAAP adjustments:
Record reduction in interest expense	$(751)	$(778)
Record reduction in amortization expense	$(2,966)	$(3,137)
Record lease remeasurement within Other income, net.	$104	$-
Record an increase in selling, general and administrative expenses related to the IFRS to US GAAP conversion on leases	$3,493	$3,494

(b)
Reflects the IFRS to U.S. GAAP adjustment to convert Sinqia’s Derivative asset of non-controlling interest call option, Put option on non-controlling interest and Non-controlling interests to mezzanine equity under ASC 480.

The following table reflects the impact of these adjustments included in the U.S. GAAP Conversion and Accounting Policy Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2023, are as follows:

(in 000’s)	Amount
Pro forma IFRS to U.S. GAAP adjustments:
Elimination of Sinqia’s historical Derivative asset of non-controlling interest call option within noncurrent assets	$(3,839)
Elimination of Sinqia’s historical Put option on non-controlling interest within noncurrent liabilities	$(34,334)
Elimination of Sinqia’s historical Non-controlling interest within equity	$(6,044)
Net reclassification to Redeemable non-controlling interests within mezzanine equity	$36,539

The following table reflects the impact of these adjustments included in the U.S. GAAP Conversion and Accounting Policy Adjustments column in the accompanying unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2023, and fiscal year ended December 31, 2022, are as follows:

(in 000’s)	For the Nine Months Ended September 30, 2023	For the Year Ended December 31, 2022
Pro forma IFRS to U.S. GAAP adjustments:
Remove historical profit and loss on the call and put options.on non-controlling interests in Other income, net	$3,675	$(58)
Elimination of Net (loss) income attributable to non-controlling interest	$(1,106)	$(150)
Reclassification to Net (loss) income attributable to redeemable non-controlling interests	$1,106	$150

Accounting Policy Adjustments

(c) During the preparation of the unaudited pro forma condensed combined financial information, Evertec’s management performed an initial review of Sinqia’s accounting policies to determine if differences in accounting policies require reclassifications or adjustment. As a result of the preliminary review, the Company determined that $1.6 million of intangible assets should be reclassified to prepaid expenses, with an associated reclassification of $2.2 million for the nine months ended September 30, 2023, and $2.2 million for the year ended December 31, 2022, from Depreciation and amortization to Cost of revenues, exclusive of depreciation and amortization shown below.

When Evertec’s management completes a final review of Sinqia’s historical financial information, additional differences may be identified that, when conformed could have a material impact on the unaudited pro forma condensed combined financial information,

Note 3 – Preliminary Purchase Price Allocation

Aggregate Consideration Transferred

The following table summarizes the aggregate consideration transferred for the acquisition with reference to Evertec’s share price of $32.38 on November 1, 2023:

(in 000’s)	Amount
Cash paid for outstanding Sinqia Common stock (i)	$410,302
Shares of Evertec Common stock issued to Sinqia stockholders (ii)	37,897
Fair value of previously held interest in Sinqia (iii)	25,992
Aggregate consideration transferred	$474,191

i)	The aggregate consideration transferred is based on 81.1 million shares of outstanding Common stock of Sinqia being exchanged and the $5.06 per share cash portion of the consideration transferred.

ii)
Value of shares of Evertec Common stock issued is based on 81.1 million shares of outstanding Common stock and 1.2 million shares of Evertec Common stock being issued at a closing share price of $32.38 on November 1, 2023.

iii)	Amount represents the fair value of Sinqia’s shares at acquisition date of $5.45 per share multiplied by the 4.8 million shares previously held by the Company.

Aggregate Consideration Transferred Allocation

The assumed accounting for the Transaction, including the aggregate consideration transferred, is based on provisional amounts, and the associated acquisition accounting is not final. At the time of this filing, the Company has not finalized the detailed valuation related to the fair values of identifiable assets acquired and liabilities assumed. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Sinqia, Evertec used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. Evertec is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Transaction. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that Evertec believes are reasonable under the circumstances. The purchase price allocation set forth herein is preliminary and will be revised as additional information becomes available during the measurement period, which could be up to twelve months from the Closing Date. Any such revisions or changes may be material.

The total estimated purchase consideration as calculated in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of Sinqia based on their estimated fair values as if the Transaction had been completed on September 30, 2023, which is the assumed acquisition date for purposes of the unaudited pro forma condensed combined balance sheet. Goodwill represents the excess of acquisition consideration over the fair value of the underlying net assets acquired. In accordance with ASC 350, Goodwill and Other, goodwill is not amortized, but instead is reviewed for impairment at least annually, absent any indicators of impairment. Goodwill and Intangibles Assets recorded in the Transaction were recognized as deductible for tax purposes in this pro forma financial information, while all relevant requirements of Brazilian tax authorities have not been satisfied at the time of this filing, including certain structuring reorganizations such as a merger of companies, these reorganization steps are anticipated to be completed subsequent to the closing.

The following table summarizes the aggregate consideration transferred allocation, as if the Transaction had been completed on September 30, 2023:

Aggregate Consideration Transferred Allocation (in 000’s)	Amount
Aggregate consideration transferred	$474,191
Assets acquired:
Current Assets:
Cash and cash equivalents	$43,985
Accounts receivable, net	11,290
Prepaid expenses and other assets	14,944
Total current assets	$70,219
Other investments	8,868
Property and equipment, net	3,730
Operating lease right-of-use asset	4,171
Other intangible assets, net (i)	288,245
Deferred tax asset (ii)	23,515
Other long-term assets	762
Total assets acquired	$399,510
Liabilities assumed:
Current liabilities:
Accrued liabilities	(45,934)
Accounts payable	(1,874)
Contract liability	(7,432)
Income tax payable	(1,683)
Current portion of long-term debt	(10,415)
Current portion of operating lease liability	(1,598)
Total current liabilities	$(68,936)
Long-term debt	(59,407)
Operating lease liability - long term	(2,997)
Other long-term liabilities	(14,945)
Total liabilities assumed	$(146,285)
Redeemable non-controlling interests	(39,536)
Net assets acquired	$213,689
Goodwill	$260,502

i)	Preliminary identifiable Intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

(in 000's)	Preliminary Fair Value	Estimated Useful Life (years)
Preliminary fair value of Intangible assets acquired:
Trademarks	$47,925	10
Customer relationships	156,650	18.167
Software	83,579	10
Non-compete	91	5
Intangible assets acquired	$288,245

The fair value of customer relationships was estimated using the multi-period excess earnings method. The excess earnings methodology is an income approach methodology that estimates the projected cash flows of the business attributable to the customer relationships considering the effect of the company’s attrition rates, net of charges for the use of other identifiable assets of the business including working capital, fixed assets and other intangible assets. The identification and valuation of intangible assets is preliminary and is subject to measurement period adjustments.

The fair values of intellectual property intangible assets (i.e. trademarks and software) were valued using the relief-from-royalty method, which presumes the owner of the asset avoids hypothetical royalty payments that would need to be made for the use of the asset if the asset was not owned.

The fair value of the non-compete agreement refers to the preexisting intangible asset related to previous transactions of Sinqia.  The book value was deemed to approximate fair value.  Additionally, Evertec has entered in a non-compete agreement with key executives of Sinqia, nevertheless this component was not considered within the context of the business combination, resulting in a liability recognized in Evertec’s balance sheet.

ii)	Deferred tax assets were derived based on incremental differences in the book and tax basis created from the preliminary purchase allocation.

Note 4 – Transaction Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments included in the transaction accounting adjustments column in the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2023, are as follows:

(a) Reflects adjustment to Cash and cash equivalents.

(in 000's)	Amount
Pro forma transaction accounting adjustments:
Cash paid to settle foreign currency hedge (i)	$(24,065)
Settlement of Sinqia debt (ii)	(70,967)
Cash paid for business combination (iii)	(410,302)
Cash from debt financing, net of debt issuance costs (iv)	641,146
Net pro forma transaction accounting adjustment to Cash and cash equivalents	$135,812

i)     The cash paid to settle the foreign currency swap.  On July 24, 2023, the Company entered into a foreign currency swap designed to fix the purchase price associated with the Transaction.  The Company recorded the hedge in Foreign currency swap liability on its Balance Sheet as of September 30, 2023.  Concurrently with the Transaction, the hedge was settled by the Company, resulting in cash payment.  Please see Adjustment (k) in the Unaudited Pro Forma Condensed Combined Statements of Income below for further information.

ii)    The cash paid by Evertec to settle Sinqia’s outstanding debt of $69.8 million.

iii)   The cash portion of consideration transferred.

iv)   The fees paid by Evertec related to the financing arrangements, including additional borrowing of Term A Loan and new financing of Term B Loan.

(b) Reflects the preliminary acquisition accounting adjustment for intangibles based on the acquisition method of accounting. Refer to Note 3 above for additional information on the acquired Intangible assets expected to be recognized.

(in 000’s)	Amount
Pro forma transaction accounting adjustments:
Elimination of Sinqia’s historical net book value of Intangible assets	$(76,040)
Preliminary fair value of acquired intangibles	288,245
Net pro forma transaction accounting adjustment to Intangible assets, net	$212,205

(c) Preliminary goodwill adjustment of $132.0 million which represents the elimination of historical goodwill and the recording of the excess of the estimated aggregate consideration, non-controlling interest, and previously held equity interest transferred over the preliminary fair value of the underlying assets acquired and liabilities assumed.

(in 000's)	Amount
Pro forma transaction accounting adjustments:
Elimination of Sinqia’s historical Goodwill	$(128,492)
Goodwill per purchase price allocation (Note 3)	260,502
Net pro forma transaction accounting adjustment to Goodwill	$132,010

(d) Reflects an adjustment of $26.0 million to Equity securities, at fair value for the removal of Evertec’s historical investment in Sinqia.

(e) Reflects the settlement of Sinqia’s existing indebtedness, the Term A Loan additional borrowing and Term B Loan issuance, net of unamortized debt issuance costs and original issue discount, to fund a portion of the Transaction. The adjustment to Current and Long-term debt is comprised of the following items:

(in 000's)	Current portion of long-term debt	Long-term debt	Total
Pro forma transaction accounting adjustments:
Settlement of Sinqia’s Long-term debt	$(10,416)	$(59,407)	$(69,823)
Term A Loan	-	60,000	60,000
Debt issuance costs related to Term A Loan	-	(240)	(240)
Term B Loan	-	600,000	600,000
Debt issuance costs related to Term B Loan	-	(18,614)	(18,614)
Net pro forma transaction accounting adjustments to Current portion of long-term debt and Long-term debt	$(10,416)	$581,739	$571,323

 (f) Reflects the adjustments to Stockholders’ equity.

(in 000's)	Common stock	Additional paid-in capital	Transactions with non- controlling shareholders	Accumulated earnings
Pro forma transaction accounting adjustments:
Elimination of Sinqia’s historical equity	$(154,619)	$(6,432)	$27,246	$3,871
Shares of Evertec Common stock issued to Sinqia stockholders	37,897	-	-	-
Settlement of Sinqia debt (i)	-	-	-	(1,407)
Estimated transaction costs (ii)	-	-	-	(12,906)
Foreign currency hedge (iii)	-	-	-	5,160
Reduction in Income tax payable and establishment of Deferred tax asset	-	-	-	1,790
Net pro forma transaction accounting adjustments to equity	$(116,722)	$(6,432)	$27,246	$(3,492)

i)	Reflects the payment of the early settlement fee and accelerated amortization of debt issuance costs.

ii)	These costs consist of financial advisory, legal advisory, accounting, and consulting costs.

iii)	Reflects the adjustment recorded upon settlement of the foreign currency economic hedge entered into by the Company to fix the purchase price associated with the Transaction.

(g) Reflects the preliminary purchase accounting adjustment for Investment acquisition liabilities, as estimated using a Monte Carlo simulation.  A Monte Carlo simulation involves assigning multiple values to the base case projected cash flows by applying a volatility factor to the cash flows based on market inputs and company specific transactions to achieve multiple results and then average the results obtain an estimate.  Multiple scenarios were modeled under the simulation to estimate the payment(s) in connection with the contractual formula and discounted at a rate of 15.9% to estimate the fair value of the obligation.

(in 000's)	Amount
Pro forma transaction accounting adjustments:
Elimination of Sinqia’s historical net book value of Payables for investment acquisition, noncurrent	$(15,353)
Preliminary fair value of acquired Payables for investment acquisition, noncurrent	14,898
Net pro forma transaction accounting adjustments to Other long-term liabilities	$(455)

(h) Reflects the preliminary acquisition accounting adjustment for Redeemable non-controlling interests.

The fair value of the Redeemable non-controlling interests was estimated using a combination of Monte Carlo simulation and market approach (multiple method). A Monte Carlo simulation involves assigning multiple values to the base case projected cash flows by applying a volatility factor to the cash flows based on market inputs and company specific transactions to achieve multiple results and then average the results obtain an estimate.  Multiple scenarios were modeled under the simulation to estimate the payment(s) in connection with the contractual formula and discounted at a range of rates between 15.8 – 16.3% based on a sample of peer companies to estimate the fair value of the obligation. The market approach involves considering the updated business plan and discount rates of the corresponding companies. The discount rates used under the market approach ranged from 0% - 29.9%.

(in 000's)	Amount
Pro forma transaction accounting adjustments:
Elimination of Sinqia’s historical net book value of Redeemable non-controlling interests	$(36,539)
Preliminary fair value of acquired Redeemable non-controlling interests	39,536
Net pro forma transaction accounting adjustments to Redeemable non-controlling interests	$2,997

(i) Represents an adjustment of $29.2 million to Foreign currency swap liability to settle the previously entered into foreign currency economic hedge that was entered into by the Company to fix the purchase price associated with the Transaction.

(j) Represents an adjustment of $5.6 million to Contract liability to conform Sinqia’s acquired revenue contracts as if the Company had entered into the original contract at the same date and on the same terms as Sinqia in accordance with ASU 2021-08 as well as an adjustment of $2.2 million to Prepaid expenses and other assets to record the associated tax impact.

(k) Represents the reversal of the previously recognized $5.9 million Deferred tax liability and an adjustment to Deferred tax asset of $0.8 million associated with the incremental differences in the book and tax basis created from the preliminary purchase allocation, primarily resulting from the increase in goodwill.  These adjustments were based on the applicable statutory tax rate with the respective estimated purchase price allocation. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Transaction. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

Note 5 – Transaction Adjustments to the Unaudited Condensed Combined Statements of Income

Adjustments included in the transaction accounting adjustments column in the accompanying unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2023, and fiscal year ended December 31, 2022 are as follows:

(a) Reflects the adjustments to Depreciation and amortization including the amortization of the estimated fair value of Intangibles.

(in 000's)	For the Nine Months Ended September 30, 2023	For the Year Ended December 31, 2022
Pro forma transaction accounting adjustments:
Removal of historical Sinqia amortization of Intangible assets	$(10,113)	$(12,231)
Amortization of Intangible assets	16,330	21,773
Net pro forma transaction accounting adjustment to Depreciation and amortization	$6,217	$9,542

(b) Reflects the adjustments to Selling, general and administrative expenses (“SG&A”) including stock-based compensation expense for new awards granted to Sinqia employees for retention purposes and the estimated transaction costs expensed.

(in 000's)	For the Nine Months Ended September 30, 2023	For the Year Ended December 31, 2022
Pro forma transaction accounting adjustments:
Record stock-based compensation expense for new awards	$1,059	$1,581
Expected transaction expenses (i)	-	12,906
Net pro forma transaction accounting adjustment to SG&A	$1,059	$14,487

i)
Represents additional transaction costs to be incurred by Evertec subsequent to September 30, 2023. These costs will not affect Evertec’s condensed combined statements of income beyond twelve months after the acquisition date.

(c) Reflects the transaction accounting adjustments to Interest expense related to the debt financing and amortization of debt issuance costs:

(in 000's)	For the Nine Months Ended September 30, 2023	For the Year Ended December 31, 2022
Pro forma transaction accounting adjustments:
Remove historical Sinqia Interest expense on long-term debt (i)	$(6,305)	$(4,968)
Incremental expenses from an increase in Term A Loan leverage ratio (ii)	3,107	1,512
Term A Loan (ii), (iii)	2,949	4,140
Term B Loan (ii), (iii)	39,854	55,641
Net pro forma transaction accounting adjustments to Interest expense	$39,605	$56,325

i)	This pro forma transaction accounting adjustment reflects the removal of accrued historical Interest expense associated with Sinqia’s existing indebtedness.

ii)
The introduction of the new financing increased the overall leverage ratio for the Company, which therefore requires the Company to incur a higher interest cost on their existing debt. Consequently, interest expense rose by 0.75%, resulting in a $1.5 million increase for the year ending December 31, 2022. Furthermore, it increased by 1.00%, leading to a $3.1 million increase for the nine months ending September 30, 2023.

iii)
The new Interest expense on transaction adjustments included in the unaudited pro forma condensed combined statements of income reflect the Interest expense and amortization of debt issuance costs associated with new debt of Term B Loan and additional borrowing of Term A Loan. Interest was recognized for Term A Loan and Term B Loan using the effective interest method with the rate equal to 6.94% for Term A Loan, and 9.16% for Term B Loan. The costs incurred to secure the debt are amortized on a straight-line basis.

iv)
A sensitivity analysis on Interest expense for the year ended December 31, 2022, and the nine months ended September 30, 2023 has been performed to assess the effect of a 0.125% change of the interest on the debt financing. The interest rate on the additional Term A Loan is consistent with the existing credit agreement, while the interest rate on the new Term B Loan is based on SOFR plus 3.5% for SOFR loans and 2.5% for base rate loans. The following table shows the change in the Interest expense for the debt financing transaction described above:

(in 000's)	For the Nine Months Ended September 30, 2023	For the Year Ended December 31, 2022
Interest expense assuming:
Increase of 0.125%	$44,179	$61,621
Decrease of 0.125%	$42,797	$59,714

(d) To remove the historical unrealized gain previously recognized for Evertec’s historical investment in Sinqia.

(e) To record the gain on the remeasurement of the previously held equity investment.

(f) Reflects an adjustment recorded upon settlement of the foreign currency economic hedge entered into by the Company to fix the purchase price associated with the Transaction.

(g) Represents an adjustment to conform Sinqia’s acquired revenue contracts as if the Company had entered into the original contract at the same date and on the same terms as Sinqia in accordance with ASU 2021-08.

(h) The pro forma basic and diluted weighted average shares outstanding are a combination of historic weighted average shares of Evertec Common stock and issuances of shares in connection with the Transaction. The pro forma basic and diluted earnings per share are as follows:
(in 000's)	For the Nine Months Ended September 30, 2023	For the Year Ended December 31, 2022
Numerator:
Pro forma combined Net income (loss) attributable to common stockholders for earnings per share	$33,284	$190,656

Denominator – basic:
Historical Evertec weighted average shares outstanding	64,886,551	68,701,434
Issuance of shares to Sinqia common stockholders	1,164,592	1,164,592
Pro forma weighted average shares outstanding - basic	66,051,143	69,866,026

Pro forma net income per share - basic	$0.50	$2.73

Denominator – diluted weighted average shares:
Historical Evertec weighted average shares outstanding	65,705,596	69,312,717
Issuance of shares to Sinqia common stockholders	1,164,592	1,164,592
Pro Forma weighted average shares outstanding – diluted	66,870,188	70,477,309

Pro forma net income per share - diluted	$0.50	$2.71

(i) To record the income tax impact of the pro forma adjustments utilizing the Brazil and Puerto Rico statutory income tax rates in effect of 34% and 37.5%, respectively, for the year ended December 31, 2022, and for the nine months ended September 30, 2023. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income, and changes in tax law. Given that the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Transaction. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.